Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$165,226,625
Realized Gain (Loss) on Swap Contracts	8,956,956
Unrealized Gain (Loss) on Market Value of Commodity Futures	(14,861,934)
Unrealized Gain (Loss) on Fair Value of Swap Contracts	(64)
Dividend Income	420,408
Interest Income	82,988
ETF Transaction Fees	17,000
Total Income (Loss)	$159,841,979

Expenses
General Partner Management Fees	$1,145,412
Professional Fees	51,024
Brokerage Commissions	68,857
Directors' Fees and insurance	68,672
NYMEX License Fee	38,181
Total Expenses	$1,372,146
Net Income (Loss)	$158,469,833

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/22	$3,213,230,089
Withdrawals (7,400,000 Shares)	(572,817,328)
Net Income (Loss)	158,469,833

Net Asset Value End of Month	$2,798,882,594
Net Asset Value Per Share (36,123,603 Shares)	$77.48

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596